Exhibit 99.1

FOR IMMEDIATE RELEASE

NYSE: SRX

SRA International, Inc. Announces CEO Succession

Renny DiPentima to Retire as President and CEO on April 1;

Former Lockheed Martin Executive Stan Sloane Named Successor

Fairfax, Virginia, February 23, 2007 — SRA International, Inc. (NYSE: SRX), a leading provider of technology and strategic consulting services and solutions to federal government organizations, today announced that President and CEO, Dr. Renato A. DiPentima, will retire on April 1, 2007, and that Dr. Stanton D. Sloane has been selected as his successor. Dr. Sloane comes to SRA from Lockheed Martin Corporation where he has held the position of Executive Vice President for Integrated Systems and Solutions (IS&S). Dr. DiPentima is completing an excellent twelve-year career with SRA, and will remain a part-time employee and Board member. He will work closely with Dr. Sloane to facilitate transition.

Ernst Volgenau, Chairman of the Board of SRA, said, “Stan has demonstrated an extraordinary record of success first at GE Aerospace and then at Lockheed Martin. He brings valuable experience not only in SRA core competencies but also in a wide range of engineering services that will provide new avenues of growth for the company, including the Department of Defense and the intelligence community. Stan will build on the excellent achievements of Renny DiPentima.”

Renny DiPentima said, “We have selected an outstanding new CEO for SRA, and I am confident about working with Stan to ensure a smooth transition to such a capable and experienced executive. After Stan becomes CEO on April 2, I intend to help SRA in every way possible, with its customers, employees, and stockholders.”

Since 2004, Dr. Sloane has led Lockheed Martin’s IS&S unit, which provides systems engineering and integration services for high-value network-centric information and intelligence systems that support missions of the U.S. Department of Defense and other national security customers. He began his career with General Electric Aerospace in 1984 and progressed through engineering, program management, and business development assignments in a variety of GE Aerospace and subsequently Lockheed Martin businesses. He also served as an officer in the United States Navy. A native of Miami, Florida, Dr. Sloane holds a Bachelor of Science degree in Professional Studies (Aeronautics) from Barry University, a Masters degree in Human Resources Management from Pepperdine University, and a Doctor of Management from the Weatherhead Business School at Case Western Reserve University.

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SRA International, Inc., Corporate Headquarters: 4300 Fair Lakes Court, Fairfax, Virginia 22033

Phone 703.803.1500 Fax 703.803.1509 www.sra.com

Dr. Volgenau and Dr. DiPentima will discuss the transition in a public conference call today, February 23, 2007, beginning at 3:00 PM Eastern.

Interested parties may listen to the conference call by dialing (888) 287-9905 (U.S./Canada) or (706) 643-7540 (other) with passcode 9775740. The call will be Webcast simultaneously through a link on the SRA Web site (www.sra.com). A replay of the conference call will be available approximately two hours after the conclusion of the call by dialing (800) 642-1687 (U.S./Canada) or (706) 645-9291 (other) with passcode 9775740.

About SRA International, Inc.

SRA is a leading provider of technology and strategic consulting services and solutions — including systems design, development, and integration; and outsourcing and managed services — to clients in national security, civil government, and health care and public health markets. The Company also delivers business solutions for contingency and disaster response planning, information assurance, business intelligence, environmental strategies, enterprise architecture, infrastructure management, and wireless integration.

FORTUNE magazine has chosen SRA as one of the “100 Best Companies to Work For” for eight consecutive years. The Company’s 5,200 employees serve clients from its headquarters in Fairfax, Virginia, and offices across the country. For additional information on SRA, please visit http://www.sra.com.

Any statements in this press release about future expectations, plans, and prospects for SRA, including statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our dependence on our contracts with federal government agencies, particularly within the U.S. Department of Defense, for substantially all of our revenue, our dependence on our GSA schedule contracts and our position as a prime contractor on government-wide acquisition contracts to grow our business, and other factors discussed in our latest quarterly report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on February 2, 2007. In addition, the forward-looking statements included in this press release represent our views as of February 23, 2007. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to February 23, 2007.

Contact: Laura Luke

(703) 803-1856

Laura_ Luke@sra.com

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